News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME
OF $260.7 MILLION, EARNINGS PER COMMON SHARE OF $1.09

RETURN ON AVERAGE COMMON EQUITY OF 12.2%
RETURNED $224.2 MILLION IN CAPITAL TO COMMON STOCKHOLDERS
CHICAGO, JULY 20, 2016 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.09, compared to $1.10 in the second quarter of 2015 and $1.01 in the first quarter of 2016. Net income was $260.7 million, compared to $269.2 million in the prior-year quarter and $241.8 million in the prior quarter. Return on average common equity was 12.2%, compared to 12.8% in the prior-year quarter and 11.4% in the prior quarter.
The current quarter included a pre-tax gain on the sale of 1.1 million Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, totaling $118.2 million ($73.1 million after tax, or $0.31 per diluted common share); a pre-tax charge in connection with an agreement to settle certain securities lending litigation, which is subject to court approval, of $46.5 million ($28.9 million after tax, or $0.12 per diluted common share); charges related to contractual modifications associated with existing Corporate and Institutional Services clients of $18.6 million ($11.6 million after tax, or $0.05 per diluted common share); severance, other personnel and related charges of $17.5 million ($11.2 million after tax or $0.05 per diluted common share); impairment charges and the loss on sale related to the decision to exit a portion of a non-strategic loan and lease portfolio of $14.1 million ($8.8 million after tax, or $0.04 per diluted common share); and impairment charges related to the residual value of certain aircraft and rail cars of $7.5 million ($4.6 million after tax, or $0.02 per diluted common share). Excluding these items, net income per diluted common share, net income and return on average common equity were $1.06, $252.7 million and 11.7%, respectively.

SECOND QUARTER 2016 RESULTS

The prior-year quarter included a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million ($62.1 million after tax, or $0.26 per diluted common share); voluntary cash contributions to certain constant dollar net-asset-value (NAV) funds of $45.8 million ($28.6 million after tax, or $0.12 per diluted common share); and the impairment of the residual value of certain aircraft under leveraged lease agreements of $17.8 million ($11.1 million after tax, or $0.05 per diluted common share). Excluding these items, net income per diluted common share, net income, and return on average common equity were $1.01, $246.7 million and 11.8%, respectively.
“Northern Trust continued to navigate effectively in the second quarter of 2016, amidst the volatile market environment and heightened global economic uncertainty. Total revenue increased with strong growth in net interest income and steady growth in trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. We continued to invest in people, technology and regulatory initiatives to support our growing business. Our results for the quarter demonstrated our ability to win new business in the current environment.
We are pleased the Federal Reserve did not object to the proposed capital actions in our 2016 Capital Plan, which demonstrate our financial strength and commitment to grow the franchise profitably,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

SECOND QUARTER 2016 RESULTS (continued)

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Total Revenue (FTE*)	$1,323.6	$1,196.2	$1,262.3	11%	5%
Noninterest Expense	925.0	828.8	854.5	12	8
Provision for Credit Losses	(3.0)	2.0	(10.0)	N/M	(70)
Provision for Income Taxes	134.0	117.4	142.2	14	(6)
Net Income	260.7	241.8	269.2	8	(3)
Net Income Applicable to Common Stock	254.9	235.9	263.4	8	(3)

Diluted Earnings per Common Share	$1.09	$1.01	$1.10	8%	(1)%

Return on Average Common Equity	12.20%	11.43%	12.85%
Return on Average Assets	0.91%	0.86%	0.97%

Average Assets	$114,913.8	$113,417.1	$111,691.1	1%	3%

(*)
Total revenue and net interest income presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation of Reported Total Revenue and Net Interest Income section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. Assets under custody/administration totaled $8.12 trillion at June 30, 2016, up $189.5 billion, or 2%, from $7.93 trillion at March 31, 2016. The following table presents the Corporation’s assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
Assets Under Custody
Corporate & Institutional Services (C&IS)	$5,838.6	$5,700.3	$5,652.6	2%	3%
Wealth Management	514.2	511.1	524.4	1	(2)
Total Assets Under Custody	$6,352.8	$6,211.4	$6,177.0	2%	3%
Assets Under Management
Corporate & Institutional Services	$672.3	$669.9	$713.6	—%	(6)%
Wealth Management	233.9	230.1	232.0	2	1
Total Assets Under Management	$906.2	$900.0	$945.6	1%	(4)%
TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Noninterest Income	$1,017.0	$882.2	$1,004.7	15%	1%
Net Interest Income (FTE*)	306.6	314.0	257.6	(2)	19
Total Revenue (FTE*)	$1,323.6	$1,196.2	$1,262.3	11%	5%

(*)
Total revenue and net interest income presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation of Reported Total Revenue and Net Interest Income section for further detail.

SECOND QUARTER 2016 RESULTS (continued)

Noninterest Income

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Noninterest Income
Trust, Investment and Other Servicing Fees	$777.2	$748.2	$756.8	4%	3%
Foreign Exchange Trading Income	64.4	60.5	74.8	6	(14)
Treasury Management Fees	16.0	16.2	16.1	(1)	(1)
Security Commissions and Trading Income	20.6	18.9	20.0	9	3
Other Operating Income	141.2	38.1	137.4	N/M	3
Investment Security Gains (Losses), net	(2.4)	0.3	(0.4)	N/M	N/M
Total Noninterest Income	$1,017.0	$882.2	$1,004.7	15%	1%

Q2 2016 vs. Q1 2016

▪	Trust, investment and other servicing fees increased primarily due to new business, lower money market mutual fund fee waivers, favorable equity markets and higher securities lending fees.

▪	Foreign exchange trading income increased based on higher currency volatility.

▪	Security commissions and trading income increased due to revenue from the acquisition of Aviate Global LLP, which closed on May 1, 2016.

▪
Other operating income in the current quarter included the pre-tax gain on the sale of 1.1 million Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, totaling $118.2 million, offset by $18.9 million of the total impairment charges and loss on sale related to the decision to exit a portion of a non-strategic loan and lease portfolio and impairment charges related to the residual value of certain aircraft and rail cars. Excluding these items, other operating income increased primarily due to income associated with the supplemental compensation plans, partially offset by a $2.3 million net gain in the prior quarter related to the decision to exit a portion of a non-strategic loan and lease portfolio. The income associated with the supplemental compensation plans has an associated expense in other operating expense.

Q2 2016 vs. Q2 2015

▪
Trust, investment and other servicing fees increased primarily due to lower money market mutual fund fee waivers and new business, partially offset by the unfavorable impact of equity markets and movements in foreign exchange rates.

▪	Foreign exchange trading income decreased primarily due to lower client volumes.

▪
Other operating income in the current quarter included the pre-tax gain on the sale of 1.1 million Visa Inc. Class B common shares, net of the valuation adjustment to existing swap agreements, totaling $118.2 million, offset by impairment charges and the loss on sale related to the decision to exit a portion of a non-strategic loan and lease portfolio as well as impairment charges related to the residual value of certain aircraft and rail cars of $18.9 million during the current quarter. The prior-year quarter included a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million. Excluding these items, other operating income increased primarily due to income associated with the supplemental compensation plans. The income associated with the supplemental compensation plans has an associated expense in other operating expense.

SECOND QUARTER 2016 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$293.3	$286.4	$293.6	2%	—%
Investment Management	94.2	89.1	80.6	6	17
Securities Lending	26.8	22.6	26.8	18	—
Other	32.6	35.3	31.0	(8)	5
Total	$446.9	$433.4	$432.0	3%	3%

Money Market Mutual Fund Fee Waivers	$0.1	$1.7	$13.6	(92)%	(99)%

Q2 2016 vs. Q1 2016

▪	C&IS custody and fund administration fees increased primarily due to new business.

▪	C&IS investment management fees increased primarily due to new business and lower money market mutual fund fee waivers.

▪	C&IS securities lending fees increased primarily reflecting higher spreads in the current quarter.

▪	C&IS other fees decreased primarily due to seasonally higher benefit payments fees in the prior quarter.

Q2 2016 vs. Q2 2015

▪
C&IS custody and fund administration fees were relatively unchanged, primarily driven by new business, partially offset by the unfavorable impact of equity markets and movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to lower money market mutual fund fee waivers.

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$130.2	$124.4	$128.2	5%	2%
East	84.5	81.0	85.9	4%	(2)
West	67.5	63.9	68.5	6%	(1)
Global Family Office	48.1	45.5	42.2	6%	14
Total	$330.3	$314.8	$324.8	5%	2%

Money Market Mutual Fund Fee Waivers	$0.1	$6.0	$14.6	(99)%	(100)%

Q2 2016 vs. Q1 2016

▪	The increase in Wealth Management fees across the regions was primarily attributable to the impact of favorable equity markets and lower money market mutual fund fee waivers.

SECOND QUARTER 2016 RESULTS (continued)

Q2 2016 vs. Q2 2015

▪
The increase in Wealth Management fees, driven by Global Family Office, was primarily attributable to the impact of lower money market mutual fund fee waivers, partially offset by unfavorable equity markets.

Net Interest Income

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Net Interest Income
Interest Income (FTE*)	$351.6	$358.2	$295.2	(2)%	19%
Interest Expense	45.0	44.2	37.6	2	20
Net Interest Income (FTE*)	$306.6	$314.0	$257.6	(2)%	19%

Average Earning Assets	$106,614	$104,617	$103,806	2%	3%
Net Interest Margin (FTE*)	1.16%	1.21%	1.00%

(*)
Total revenue and net interest income presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation of Reported Total Revenue and Net Interest Income section for further detail.

Q2 2016 vs. Q1 2016

▪
Net interest income on an FTE basis decreased compared to the prior quarter, primarily attributable to a lower net interest margin, partially offset by an increase in earning assets. In addition, the current quarter included a pre-tax impairment charge related to the residual value of certain aircraft and rail cars of $2.7 million.

▪
Earning assets increased compared to the prior quarter, primarily resulting from higher levels of securities. Earning asset growth was funded primarily by a higher level of demand deposits and borrowed funds.

▪	Excluding the impact of the pre-tax charge, the net interest margin on an FTE basis decreased primarily reflecting lower yields on earning assets.
Q2 2016 vs. Q2 2015

▪
Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of an increase in earning assets and a higher net interest margin. Additionally, the current quarter included a pre-tax charge of $2.7 million related to the residual value of certain aircraft and rail cars. The prior-year quarter included a pre-tax charge of $17.8 million related to the residual value of certain aircraft under leveraged lease agreements.

▪
Earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of securities and loans. Earning asset growth was funded primarily by a higher level of borrowed funds and demand deposits.

▪	Excluding the impact of the pre-tax charges in the current quarter and the prior-year quarter, the net interest margin on an FTE basis increased, primarily reflecting higher yields on earning assets.

SECOND QUARTER 2016 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$232.6	$233.3	$286.7	—%	(19)%
Provision for Credit Losses	(3.0)	2.0	(10.0)	N/M	(70)
Net (Charge-Offs) / Recoveries	(2.4)	(2.7)	(2.6)	(11)	(8)
Effect of Foreign Exchange Rates	(0.1)	—	0.1	(100)	N/M
Ending Allowance for Credit Losses	$227.1	$232.6	$274.2	(2)%	(17)%

Allowance assigned to:
Loans and Leases	$192.0	$195.6	$257.3	(2)%	(25)%
Undrawn Commitments and Standby Letters of Credit	35.1	37.0	16.9	(5)	108
Ending Allowance for Credit Losses	$227.1	$232.6	$274.2	(2)%	(17)%

Q2 2016 vs. Q1 2016

▪
The credit provision in the current quarter was driven by improved credit quality in the commercial real estate portfolio and a reduction in outstanding loans and improved credit quality in the residential real estate portfolio compared to the prior quarter, resulting in a reduction in the required allowance for credit losses.

Q2 2016 vs. Q2 2015

▪
The credit provision in the prior-year quarter was driven by improved credit quality across the loan portfolio. The decrease in the allowance for credit losses from the prior-year quarter was driven by improved credit quality across the loan and lease portfolio. Nonperforming loans and leases in the current quarter were $152.2 million compared to $208.7 million in the prior-year quarter.

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Noninterest Expense
Compensation	$389.5	$378.8	$361.9	3%	8%
Employee Benefits	72.2	70.6	73.2	2	(1)
Outside Services	159.0	149.9	147.2	6	8
Equipment and Software	118.0	114.2	114.4	3	3
Occupancy	45.3	40.9	43.0	11	5
Other Operating Expense	141.0	74.4	114.8	90	23
Total Noninterest Expense	$925.0	$828.8	$854.5	12%	8%

End of Period Full-Time Equivalent Staff	16,600	16,300	15,800	2%	5%

Q2 2016 vs. Q1 2016

▪
Compensation expense in the current quarter included severance and related charges of $13.0 million. Excluding the severance and related charges, compensation expense was relatively unchanged compared to the prior quarter.

SECOND QUARTER 2016 RESULTS (continued)

▪
Employee benefits expense in the current quarter included severance and related charges of $1.5 million. Excluding the severance and related charges, employee benefits expense was relatively unchanged compared to the prior quarter.

▪
Expense for outside services in the current quarter included severance and related charges of $0.7 million. Excluding the severance and related charges, expense for outside services increased compared to the prior quarter, primarily reflecting higher consulting expense, sub-custodian expense, clearing expense, and legal fees, partially offset by a decrease in technical services.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization.

▪	Occupancy expense increased compared to the prior quarter, primarily reflecting a sublease provision credit that reduced expense in the prior quarter and a slight increase in rent expense.

▪
Other operating expense in the current quarter included a pre-tax charge in connection with an agreement to settle certain securities lending litigation of $46.5 million, charges related to contractual modifications associated with existing Corporate and Institutional Services clients of $18.6 million, and other personnel charges of $2.3 million. Excluding these charges, other operating expense decreased compared to the prior quarter, primarily due to a decrease in business promotion expense related to the Northern Trust Open, partially offset by increased expense associated with supplemental compensation plans and various other expenses. The supplemental compensation plans expense has associated income in other operating income.

Q2 2016 vs. Q2 2015

▪
Compensation expense in the current quarter included severance and related charges of $13.0 million. Excluding the severance and related charges, compensation expense increased compared to the prior-year quarter, primarily reflecting higher staff levels, partially offset by lower performance-based incentive compensation.

▪
Employee benefits expense in the current quarter included severance and related charges of $1.5 million. Excluding the severance and related charges, employee benefits expense decreased compared to the prior-year quarter, primarily reflecting a decrease in pension expense.

▪
Expense for outside services in the current quarter included severance and related charges of $0.7 million. Excluding the severance and related charges, expense for outside services increased compared to the prior-year quarter, primarily reflecting increased technical services and consulting services, partially offset by a reduction in third party advisory fees.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization.

▪	Occupancy expense increased compared to the prior-year quarter, primarily reflecting increased rent expense.

▪
Other operating expense in the current quarter included a pre-tax charge in connection with an agreement to settle certain securities lending litigation of $46.5 million, charges related to contractual modifications associated with existing Corporate and Institutional Services clients of $18.6 million, and other personnel charges of $2.3 million recorded in the current quarter. The prior-year quarter included a charge related to voluntary cash contributions to certain constant dollar NAV funds totaling $45.8 million. Excluding these charges, other operating expense increased compared to the prior-year quarter, primarily due to increases in various other expenses, including higher supplemental compensation plans expense. The supplemental compensation plans expense has associated income in other operating income.

SECOND QUARTER 2016 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q2 2016	Q1 2016	Q2 2015	Q1 2016	Q2 2015
Net Income
Income before Income Taxes	$394.7	$359.2	$411.4	10%	(4)%
Provision for Income Taxes	134.0	117.4	142.2	14	(6)
Net Income	$260.7	$241.8	$269.2	8%	(3)%

Effective Tax Rate	33.9%	32.7%	34.6%

Q2 2016 vs. Q1 2016

▪
The increase in the provision for income taxes compared to the prior quarter was based primarily on increased income before income taxes and a higher effective tax rate driven by the tax treatment of the Visa-related net gain, partially off-set by the tax treatment related to the securities lending settlement agreement, retained client implementation charges, and severance, other personnel and related charges.

Q2 2016 vs. Q2 2015

▪
The decrease in the provision for income taxes compared to the prior-year quarter was based primarily on lower income before income taxes and a lower effective tax rate driven by federal tax-exempted income and an overall reduction in the state income tax provision, which included an increase in state income tax credits.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $8.8 billion, up $184.8 million, or 2% from the prior-year quarter’s average of $8.6 billion. The increase was primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.8 million to preferred stockholders and cash dividends totaling $83.4 million to common stockholders. During the three and six months ended June 30, 2016, the Corporation repurchased 1,969,228 shares of common stock, including 2,239 shares withheld related to share-based compensation, at a total cost of $140.8 million ($71.52 average price per share) and 4,279,845 shares of common stock, including 387,843 shares withheld related to share-based compensation, at a total cost of $281.1 million ($65.68 average price per share), respectively.

CAPITAL RATIOS
The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at June 30, 2016, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	June 30, 2016		March 31, 2016		June 30, 2015
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	11.5%	10.6%	11.6%	10.6%	12.0%	10.7%
Tier 1	12.0%	11.0%	12.1%	11.1%	12.6%	11.2%
Total	13.5%	12.7%	13.6%	12.8%	14.4%	13.2%
Tier 1 Leverage	7.4%	7.4%	7.4%	7.4%	7.6%	7.6%
Supplementary Leverage(a)	6.1%	N/A	6.1%	N/A	6.3%	N/A

	June 30, 2016		March 31, 2016		June 30, 2015
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	11.6%	10.4%	11.5%	10.4%	11.6%	10.1%
Tier 1	11.6%	10.4%	11.5%	10.4%	11.6%	10.1%
Total	13.3%	12.2%	13.2%	12.2%	13.2%	11.9%
Tier 1 Leverage	7.0%	7.0%	6.9%	6.9%	6.8%	6.8%
Supplementary Leverage(a)	5.8%	N/A	6.0%	N/A	5.6%	N/A

(a)	Effective January 1, 2018, the Northern Trust will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION OF REPORTED TOTAL REVENUE AND
NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE basis, which are non-GAAP financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$344.7	$6.9	$351.6	$352.0	$6.2	$358.2	$288.8	$6.4	$295.2
Interest Expense	45.0	—	45.0	44.2	—	44.2	37.6	—	37.6
Net Interest Income	$299.7	$6.9	$306.6	$307.8	$6.2	$314.0	$251.2	$6.4	$257.6
Net Interest Margin	1.13%		1.16%	1.18%		1.21%	0.97%		1.00%

Total Revenue	$1,316.7	$6.9	$1,323.6	$1,190.0	$6.2	$1,196.2	$1,255.9	$6.4	$1,262.3

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 20, 2016. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on July 20, 2016, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 20 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2016 Northern Trust had assets under custody of US$6.4 trillion, and assets under management of US$906 billion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at http://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$777.2	$756.8	3%
Foreign Exchange Trading Income	64.4	74.8	(14)
Treasury Management Fees	16.0	16.1	(1)
Security Commissions and Trading Income	20.6	20.0	3
Other Operating Income	141.2	137.4	3
Investment Security Gains (Losses), net	(2.4)	(0.4)	N/M
Total Noninterest Income	1,017.0	1,004.7	1

Net Interest Income
Interest Income	344.7	288.8	19
Interest Expense	45.0	37.6	20
Net Interest Income	299.7	251.2	19

Total Revenue	1,316.7	1,255.9	5

Provision for Credit Losses	(3.0)	(10.0)	(70)

Noninterest Expense
Compensation	389.5	361.9	8
Employee Benefits	72.2	73.2	(1)
Outside Services	159.0	147.2	8
Equipment and Software	118.0	114.4	3
Occupancy	45.3	43.0	5
Other Operating Expense	141.0	114.8	23
Total Noninterest Expense	925.0	854.5	8

Income before Income Taxes	394.7	411.4	(4)
Provision for Income Taxes	134.0	142.2	(6)
NET INCOME	$260.7	$269.2	(3)%

Dividends on Preferred Stock	$5.8	$5.8	—%
Earnings Allocated to Participating Securities	4.7	4.1	16
Earnings Allocated to Common and Potential Common Shares	250.2	259.3	(4)

Per Common Share
Net Income
Basic	$1.10	$1.11	(1)%
Diluted	1.09	1.10	(1)

Average Common Equity	$8,404.2	$8,219.4	2%
Return on Average Common Equity	12.20%	12.85%
Return on Average Assets	0.91%	0.97%

Cash Dividends Declared per Common Share	$0.36	$0.36	—%

Average Common Shares Outstanding (000s)
Basic	227,536	233,149
Diluted	229,197	235,233
Common Shares Outstanding (EOP) (000s)	226,591	232,853

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2016	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$777.2	$748.2	4%
Foreign Exchange Trading Income	64.4	60.5	6
Treasury Management Fees	16.0	16.2	(1)
Security Commissions and Trading Income	20.6	18.9	9
Other Operating Income	141.2	38.1	N/M
Investment Security Gains (Losses), net	(2.4)	0.3	N/M
Total Noninterest Income	1,017.0	882.2	15

Net Interest Income
Interest Income	344.7	352.0	(2)
Interest Expense	45.0	44.2	2
Net Interest Income	299.7	307.8	(3)

Total Revenue	1,316.7	1,190.0	11

Provision for Credit Losses	(3.0)	2.0	N/M

Noninterest Expense
Compensation	389.5	378.8	3
Employee Benefits	72.2	70.6	2
Outside Services	159.0	149.9	6
Equipment and Software	118.0	114.2	3
Occupancy	45.3	40.9	11
Other Operating Expense	141.0	74.4	90
Total Noninterest Expense	925.0	828.8	12

Income before Income Taxes	394.7	359.2	10
Provision for Income Taxes	134.0	117.4	14
NET INCOME	$260.7	$241.8	8%

Dividends on Preferred Stock	$5.8	$5.9	—%
Earnings Allocated to Participating Securities	4.7	4.1	17
Earnings Allocated to Common and Potential Common Shares	250.2	231.8	8

Per Common Share
Net Income
Basic	$1.10	$1.01	9%
Diluted	1.09	1.01	8

Average Common Equity	$8,404.2	$8,302.6	1%
Return on Average Common Equity	12.20%	11.43%
Return on Average Assets	0.91%	0.86%

Cash Dividends Declared per Common Share	$0.36	$0.36	—%

Average Common Shares Outstanding (000s)
Basic	227,536	228,619
Diluted	229,197	229,980
Common Shares Outstanding (EOP) (000s)	226,591	228,164

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2016	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,525.4	$1,484.3	3%
Foreign Exchange Trading Income	124.9	146.4	(15)
Treasury Management Fees	32.2	32.4	(1)
Security Commissions and Trading Income	39.5	39.8	(1)
Other Operating Income	179.3	176.0	2
Investment Security Gains (Losses), net	(2.1)	(0.3)	N/M
Total Noninterest Income	1,899.2	1,878.6	1

Net Interest Income
Interest Income	696.7	587.6	19
Interest Expense	89.2	75.8	18
Net Interest Income	607.5	511.8	19

Total Revenue	2,506.7	2,390.4	5

Provision for Credit Losses	(1.0)	(14.5)	(93)

Noninterest Expense
Compensation	768.3	716.2	7
Employee Benefits	142.8	146.1	(2)
Outside Services	308.9	282.3	9
Equipment and Software	232.2	224.7	3
Occupancy	86.2	86.0	—
Other Operating Expense	215.4	188.2	15
Total Noninterest Expense	1,753.8	1,643.5	7

Income before Income Taxes	753.9	761.4	(1)
Provision for Income Taxes	251.4	261.5	(4)
NET INCOME	$502.5	$499.9	1%

Dividends on Preferred Stock	$11.7	$11.7	—%
Earnings Allocated to Participating Securities	8.8	7.8	13
Earnings Allocated to Common and Potential Common Shares	482.0	480.4	—

Per Common Share
Net Income
Basic	$2.11	$2.06	3%
Diluted	2.10	2.04	3

Average Common Equity	$8,353.4	$8,152.2	2%
Return on Average Common Equity	11.82%	12.08%
Return on Average Assets	0.89%	0.92%

Cash Dividends Declared per Common Share	$0.72	$0.69	4%

Average Common Shares Outstanding (000s)
Basic	228,077	233,264
Diluted	229,588	235,260
Common Shares Outstanding (EOP) (000s)	226,591	232,853

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,862.7	$1,020.0	83%
Interest-Bearing Due from and Deposits with Banks (**)	10,311.8	13,718.5	(25)
Federal Reserve and Other Central Bank Deposits	23,022.2	22,679.8	2
Securities
U.S. Government	6,897.3	5,018.8	37
Obligations of States and Political Subdivisions	720.7	107.9	N/M
Government Sponsored Agency	17,445.5	16,776.9	4
Other (***)	16,397.6	17,289.6	(5)
Total Securities	41,461.1	39,193.2	6
Loans and Leases	34,557.1	32,953.8	5
Total Earning Assets	111,214.9	109,565.3	2
Allowance for Credit Losses Assigned to Loans and Leases	(192.0)	(257.3)	(25)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,005.6	3,893.6	(48)
Buildings and Equipment	434.0	436.5	(1)
Client Security Settlement Receivables	2,217.0	2,034.2	9
Goodwill	527.8	534.3	(1)
Other Assets	5,302.3	3,736.3	42
Total Assets	$121,509.6	$119,942.9	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,669.8	$15,782.4	(1)%
Savings Certificates and Other Time	1,403.1	1,540.5	(9)
Non-U.S. Offices - Interest-Bearing	50,547.5	52,909.9	(4)
Total Interest-Bearing Deposits	67,620.4	70,232.8	(4)
Short-Term Borrowings	6,909.1	3,704.0	87
Senior Notes	1,496.2	1,497.2	—
Long-Term Debt	1,418.8	1,362.3	4
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	77,721.9	77,073.6	1
Demand and Other Noninterest-Bearing Deposits	31,466.5	30,455.1	3
Other Liabilities	3,369.7	3,664.9	(8)
Total Liabilities	112,558.1	111,193.6	1
Common Equity	8,563.0	8,360.8	2
Preferred Equity	388.5	388.5	—
Total Equity	8,951.5	8,749.3	2
Total Liabilities and Stockholders’ Equity	$121,509.6	$119,942.9	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2016	2016	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,862.7	$1,765.2	6%
Interest-Bearing Due from and Deposits with Banks (**)	10,311.8	10,465.4	(1)
Federal Reserve and Other Central Bank Deposits	23,022.2	21,560.3	7
Securities
U.S. Government	6,897.3	6,885.0	—
Obligations of States and Political Subdivisions	720.7	269.2	168
Government Sponsored Agency	17,445.5	16,901.8	3
Other (***)	16,397.6	15,590.1	5
Total Securities	41,461.1	39,646.1	5
Loans and Leases	34,557.1	34,144.9	1
Total Earning Assets	111,214.9	107,581.9	3
Allowance for Credit Losses Assigned to Loans and Leases	(192.0)	(195.6)	(2)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,005.6	2,930.0	(32)
Buildings and Equipment	434.0	437.8	(1)
Client Security Settlement Receivables	2,217.0	1,902.7	17
Goodwill	527.8	523.6	1
Other Assets	5,302.3	4,618.4	15
Total Assets	$121,509.6	$117,798.8	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,669.8	$14,956.0	5%
Savings Certificates and Other Time	1,403.1	1,417.0	(1)
Non-U.S. Offices - Interest-Bearing	50,547.5	50,747.4	—
Total Interest-Bearing Deposits	67,620.4	67,120.4	1
Short-Term Borrowings	6,909.1	4,780.2	45
Senior Notes	1,496.2	1,496.1	—
Long-Term Debt	1,418.8	1,406.2	1
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	77,721.9	75,080.2	4
Demand and Other Noninterest-Bearing Deposits	31,466.5	30,539.2	3
Other Liabilities	3,369.7	3,346.6	1
Total Liabilities	112,558.1	108,966.0	3
Common Equity	8,563.0	8,444.3	1
Preferred Equity	388.5	388.5	—
Total Equity	8,951.5	8,832.8	1
Total Liabilities and Stockholders’ Equity	$121,509.6	$117,798.8	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2016	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,915.2	$1,041.9	84%
Interest-Bearing Due from and Deposits with Banks (**)	9,827.9	12,012.4	(18)
Federal Reserve and Other Central Bank Deposits	19,657.8	19,900.3	(1)
Securities
U.S. Government	6,875.1	4,789.1	44
Obligations of States and Political Subdivisions	470.2	112.2	N/M
Government Sponsored Agency	17,347.0	16,821.7	3
Other (***)	16,064.2	16,207.0	(1)
Total Securities	40,756.5	37,930.0	7
Loans and Leases	34,456.1	32,921.4	5
Total Earning Assets	106,613.5	103,806.0	3
Allowance for Credit Losses Assigned to Loans and Leases	(195.4)	(260.0)	(25)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,093.9	2,142.9	(2)
Buildings and Equipment	439.9	446.5	(1)
Client Security Settlement Receivables	1,143.0	945.0	21
Goodwill	531.2	531.1	—
Other Assets	4,287.7	4,079.6	5
Total Assets	$114,913.8	$111,691.1	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,041.3	$15,705.4	(4)%
Savings Certificates and Other Time	1,405.0	1,779.5	(21)
Non-U.S. Offices - Interest-Bearing	50,443.8	49,291.8	2
Total Interest-Bearing Deposits	66,890.1	66,776.7	—
Short-Term Borrowings	6,195.0	4,404.8	41
Senior Notes	1,496.1	1,497.1	—
Long-Term Debt	1,403.2	1,380.2	2
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	76,261.8	74,336.1	3
Demand and Other Noninterest-Bearing Deposits	26,718.0	25,558.4	5
Other Liabilities	3,141.3	3,188.7	(1)
Total Liabilities	106,121.1	103,083.2	3
Common Equity	8,404.2	8,219.4	2
Preferred Equity	388.5	388.5	—
Total Equity	8,792.7	8,607.9	2
Total Liabilities and Stockholders’ Equity	$114,913.8	$111,691.1	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	SECOND	FIRST
($ In Millions)	QUARTER	QUARTER
	2016	2016	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,915.2	$1,593.7	20%
Interest-Bearing Due from and Deposits with Banks (**)	9,827.9	9,056.8	9
Federal Reserve and Other Central Bank Deposits	19,657.8	21,170.2	(7)
Securities
U.S. Government	6,875.1	6,500.5	6
Obligations of States and Political Subdivisions	470.2	189.1	149
Government Sponsored Agency	17,347.0	16,764.2	3
Other (***)	16,064.2	15,349.5	5
Total Securities	40,756.5	38,803.3	5
Loans and Leases	34,456.1	33,993.4	1
Total Earning Assets	106,613.5	104,617.4	2
Allowance for Credit Losses Assigned to Loans and Leases	(195.4)	(193.5)	1
Cash and Due from Banks and Other Central Bank Deposits (****)	2,093.9	2,192.4	(4)
Buildings and Equipment	439.9	445.9	(1)
Client Security Settlement Receivables	1,143.0	1,190.5	(4)
Goodwill	531.2	523.1	2
Other Assets	4,287.7	4,641.3	(8)
Total Assets	$114,913.8	$113,417.1	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,041.3	$15,367.3	(2)%
Savings Certificates and Other Time	1,405.0	1,459.6	(4)
Non-U.S. Offices - Interest-Bearing	50,443.8	49,434.9	2
Total Interest-Bearing Deposits	66,890.1	66,261.8	1
Short-Term Borrowings	6,195.0	5,584.1	11
Senior Notes	1,496.1	1,497.4	—
Long-Term Debt	1,403.2	1,399.3	—
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	76,261.8	75,019.9	2
Demand and Other Noninterest-Bearing Deposits	26,718.0	26,214.5	2
Other Liabilities	3,141.3	3,491.5	(10)
Total Liabilities	106,121.1	104,725.9	1
Common Equity	8,404.2	8,302.7	1
Preferred Equity	388.5	388.5	—
Total Equity	8,792.7	8,691.2	1
Total Liabilities and Stockholders’ Equity	$114,913.8	$113,417.1	1%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2016	2015
($ In Millions Except Per Share Data)	QUARTERS	QUARTERS
SECOND	FIRST	FOURTH	THIRD	SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$777.2	$748.2	$747.1	$749.1	$756.8
Other Noninterest Income	239.8	134.0	120.2	137.5	247.9
Net Interest Income	299.7	307.8	289.4	268.9	251.2
Total Revenue	1,316.7	1,190.0	1,156.7	1,155.5	1,255.9
Provision for Credit Losses	(3.0)	2.0	(18.5)	(10.0)	(10.0)
Noninterest Expense	925.0	828.8	824.8	812.3	854.5
Income before Income Taxes	394.7	359.2	350.4	353.2	411.4
Provision for Income Taxes	134.0	117.4	111.1	118.6	142.2
Net Income	$260.7	$241.8	$239.3	$234.6	$269.2

Per Common Share
Net Income - Basic	$1.10	$1.01	$1.00	$0.97	$1.11
- Diluted	1.09	1.01	0.99	0.96	1.10
Cash Dividends Declared per Common Share	0.36	0.36	0.36	0.36	0.36
Book Value (EOP)	37.79	37.01	36.27	36.31	35.91
Market Value (EOP)	66.26	65.17	72.09	68.16	76.46

Financial Ratios
Return on Average Common Equity	12.20%	11.43%	11.14%	10.91%	12.85%
Return on Average Assets	0.91	0.86	0.84	0.85	0.97
Net Interest Margin (GAAP)	1.13	1.18	1.09	1.06	0.97
Net Interest Margin (FTE)	1.16	1.21	1.11	1.08	1.00

Capital Ratios
Standardized Approach
Common Equity Tier 1	10.6%	10.6%	10.8%	10.4%	10.7%
Tier 1	11.0	11.1	11.4	11.0	11.2
Total	12.7	12.8	13.2	12.8	13.2
Tier 1 Leverage	7.4	7.4	7.5	7.8	7.6

Advanced Approach
Common Equity Tier 1	11.5%	11.6%	11.9%	12.4%	12.0%
Tier 1	12.0	12.1	12.5	13.0	12.6
Total	13.5	13.6	14.2	14.8	14.4
Tier 1 Leverage	7.4	7.4	7.5	7.8	7.6
Supplementary Leverage	6.1	6.1	6.2	6.4	6.3

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,838.6	$5,700.3	$5,565.8	$5,460.6	$5,652.6
Wealth Management	514.2	511.1	506.3	495.8	524.4
Total Assets Under Custody	$6,352.8	$6,211.4	$6,072.1	$5,956.4	$6,177.0

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$672.3	$669.9	$648.0	$661.5	$713.6
Wealth Management	233.9	230.1	227.3	225.3	232.0
Total Assets Under Management	$906.2	$900.0	$875.3	$886.8	$945.6

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$152.2	$164.0	$180.1	$198.6	$208.7
Other Real Estate Owned (OREO)	14.2	10.4	8.2	8.9	10.1
Total Nonperforming Assets	$166.4	$174.4	$188.3	$207.5	$218.8
Nonperforming Assets / Loans and Leases and OREO	0.48%	0.51%	0.57%	0.62%	0.66%
Gross Charge-offs	$4.9	$5.3	$5.2	$11.9	$6.1
Less: Gross Recoveries	2.5	2.6	2.3	2.5	3.5
Net Charge-offs	$2.4	$2.7	$2.9	$9.4	$2.6
Net Charge-offs (Annualized) to Average Loans and Leases	0.03%	0.03%	0.03%	0.11%	0.03%
Allowance for Credit Losses Assigned to Loans and Leases	$192.0	$195.6	$193.8	$242.2	$257.3
Allowance to Nonperforming Loans and Leases	1.3	x	1.2	x	1.1	x	1.2x	1.2x
Allowance for Other Credit-Related Exposures	$35.1	$37.0	$39.5	$12.5	$16.9